Cohen Fund Audit Services, Ltd.	4408358500
800 Westpoint Pkwy., Suite 1100	4408351093 fax
Westlake, OH 44145-1524

www.cohenfund.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated December 6, 201 1 on the financial statements of The Timothy Plan (comprising Timothy Plan Aggressive Growth Fund, Timothy Plan International Fund, Timothy Plan Large/Mid Cap Growth Fund, Timothy Plan Small Cap Value Fund, Timothy Plan Large/Mid Cap Value Fund, Timothy Plan Fixed Income Fund, Timothy Plan High Yield Bond Fund, Timothy Plan Defensive Strategies Fund, Timothy Plan Money Market Fund, Timothy Plan Strategic Growth Fund, and Timothy Plan Conservative Growth Fund), as of September 30, 2011 and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Registration Statement on Form N-lA of The Timothy Plan (SEC File No. 811-08228 and 03 3-73248).

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

January 25, 2012

Registered with the Public Company Accounting Oversight Board